UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2007

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2007, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") and each of Kenneth S. Siegel, Matthew A. Ouimet and Vasant Prabhu entered into a letter agreement supplementing the terms of their employment with the Company.

Pursuant to the letter agreements with Messrs. Siegel and Ouimet, in the event that Mr. Siegel or Mr. Ouimet’s employment is terminated after the hiring of a new Chief Executive Officer ("CEO") by the Company for any reason other than "cause", in addition to all other benefits provided by the terms of their employment, 50% of the stock options (on a tranche by tranche basis) and 50% of the restricted stock granted to Mr. Siegel or Mr. Ouimet, as applicable, will accelerate and become vested as of the date of termination. This severance benefit will expire on the second anniversary of the date the new CEO commences employment with the Company. The letter agreements are attached hereto as Exhibits 10.1 and 10.2 respectively, and incorporated herein by reference.

Pursuant to the letter agreement with Mr. Prabhu, in the event that Mr. Prabhu’s employment is terminated by the Company for any reason other than "cause", in addition to all other benefits provided by the terms of his employment, 50% of the stock options (on a tranche by tranche basis) granted to Mr. Prabhu will accelerate and become vested as of the date of termination. The letter agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

10.1 Letter Agreement between the Company and Kenneth S. Siegel.

10.2 Letter Agreement between the Company and Matthew A. Ouimet.

10.3 Letter Agreement between the Company and Vasant Prabhu.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

August 17, 2007	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Chief Administrative Officer & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between the Company and Kenneth S. Siegel
10.2	Letter Agreement between the Company and Matthew A. Ouimet
10.3	Letter Agreement between the Company and Vasant Prabhu